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                                                                     EXHIBIT 5.1


                                ANDREWS KURTH LLP
                             600 Travis, Suite 4200
                              Houston, Texas 77002



                                January 30, 2004


Board of Directors
Rowan Companies, Inc.
2800 Post Oak Boulevard, Suite 5450
Houston, Texas 77056

Ladies and Gentlemen:

         We have acted as special counsel to Rowan Companies, Inc. (the "Company"), a Delaware corporation, in connection with (i) the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Registration Statement (SEC File 333-110601) on Form S-3 of the Company (the "Registration Statement"), for the purpose of registering under the Act, among other securities, common stock, par value $0.125 per share, of the Company (the "Common Stock") and (ii) the preparation of a prospectus supplement, dated January 27, 2004 (the "Prospectus Supplement"), in connection with the offer and sale of up to an aggregate of 11,500,000 shares of Common Stock. The Common Stock is being sold to the underwriter identified in the Prospectus Supplement pursuant to an underwriting agreement, dated January 27, 2004 (the "Underwriting Agreement"), between the Company and the underwriter named therein.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the form of prospectus included therein (the "Base Prospectus") and the documents incorporated by reference therein, (ii) the Prospectus Supplement, (iii) the Company's certificate of incorporation, as amended to date, (iv) the Company's by-laws, as amended to date, (v) certain resolutions of the Board of Directors of the Company and the Special Committee thereof and (vi) the Underwriting Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

         In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination, we have assumed that all parties to documents examined by us had the power, corporate, partnership, limited liability company or other, to enter into and perform their respective obligations under such documents and have also assumed the due authorization by all requisite action, corporate, partnership, limited liability company or other, and the due


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Board of Directors
Rowan Companies, Inc.
January 30, 2004
Page 2


execution and delivery, by or on behalf of such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

         Based upon and subject to the foregoing and subject also to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Common Stock has been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

         We express no opinion other than as to the federal laws of the United States of America and the Delaware General Corporation Law (which is deemed to include the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those laws). We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company, the incorporation by reference of this opinion in the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus Supplement and under the caption "Legal Matters" in the Base Prospectus, which form a part of the Registration Statement. In giving this consent, we do not admit that we are "experts" under the Act or under the rules and regulations of the Commission relating thereto, with respect to any part of the Registration Statement, including this exhibit to the Current Report on Form 8-K. This opinion speaks as of its date, and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date.


                                       Very truly yours,

                                       /s/  Andrews Kurth LLP